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                                                                   Exhibit 21.1

                           SUBSIDIARIES OF BOLLE INC.


SUBSIDIARY                                                  JURISDICTION OF
                                                             INCORPORATION
Direct subsidiaries
of Bolle Inc.

Bolle America, Inc.                                             Delaware
Tavister Ltd.                                                United Kingdom

Indirect subsidiary
of Bolle Inc. which is
included in Tavister Ltd.

Bolle International S.A.                                         France

Indirect subsidiary of Bolle Inc.
which is included in Bolle
International S.A.

Holding BF S.A.                                                  France

Indirect subsidiaries of Bolle Inc.
which are included in
Holding BF S.A.

Etablissements Bolle, S.N.C.                                     France
Bolle Protection SARL                                            France
Bolle Diffusion SARL                                             France
Bolle Nederland BV                                            Netherlands